Exhibit 99.1

Marrone Bio Innovations, Inc. Reports 2016 First Quarter Results

First Quarter Total Revenues Increased 30% to $2.7 million

First Quarter Product Shipments Increased 79% to $3.9 million

Achieved Seed-Treatment Deal, Zequanox Project Funded, Expanded Commercial

Team and Progressed Toward Other Key Operational Objectives

DAVIS, Calif.—(BUSINESS WIRE)—Marrone Bio Innovations, Inc. (the “Company” or “we”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, today announced results for the first quarter ended March 31, 2016.

First Quarter Results

The Company grew reported total revenues for the first quarter of 2016 by 30% to $2.7 million as compared to $2.1 million in the first quarter of 2015. First quarter 2016 product shipments1 grew by 79% to $3.9 million from $2.2 million in first quarter of 2015. This growth reflects continued increases in grower adoption of the Company’s products, use of the Company’s products on an expanded number of crops, growth from new customers and the addition of Majestene® sales.

Dr. Pam Marrone, Chief Executive Officer, commented, “In addition to executing well against increased demand for our products, we have continued to focus on the achievement of a number of important operational objectives. For example, we have initiated our first seed treatment collaboration – a significant MBI milestone – with Groundwork BioAg to create an all-biological pesticidal and biostimulant seed treatment for corn and soybeans. We are also pleased that the U.S. EPA announced funding under the Great Lakes Restoration Initiative to assess new, open water application techniques to control zebra and quagga mussels with Zequanox.”

Dr. Marrone continued, “We have also recently added a number of highly talented and motivated professionals to our sales and technical services team, and we continue to work towards other key operational objectives, including the launch of an improved Grandevo granule formulation, a distribution partnership for Zequanox, the signing of one or more row crop distribution deals, the signing of new distribution agreements in international markets and additions to our intellectual property portfolio.”

The Company’s reported net loss for the first quarter of 2016 was $9.3 million, compared to a loss of $11.9 million in the first quarter of 2015. This improvement reflects the positive impact of restructuring activities, as well as growth in revenues and a moderation of certain non-operating expenses associated with its financial restatement, Audit Committee investigation and related matters. Except with respect to ongoing related litigation, the Company does not expect these expenses to continue in the future. The Company’s gross margin in the quarter was 15.0% compared to 2.8% in last year’s first quarter. This period’s product costs included $222,000, or 9.8% of unabsorbed costs related to capacity utilization at our manufacturing plant, reflecting progress in more fully utilizing our plant as sales levels increase.

Dr. Marrone concluded, “We are pleased with the continued improvement we saw in our business this quarter. The momentum we built in the market through the later part of last year has continued into 2016.”

[1]	See notes at the end of this release for additional information related to non-GAAP financial measures.

Recent Business Highlights

•	March 2016 – distribution agreement for Bio-Tam 2.0 with Isagro

•	March 2016 – addition of Kathleen Merrigan to Board of Directors

•	March 2016 – allowance of a U.S. patent on Regalia formulations

•	April 2016 – Collaboration with Groundwork BioAg for an all-biological pesticidal and biostimulant seed treatment

•	May 2016 – U.S. EPA funding for open water Zequanox treatments under the Great Lakes Restoration Initiative

At the end of the first quarter, the Company’s balance sheet had total cash of $28.2 million, which includes cash and cash equivalents of $9.8 million, as well as short and long-term restricted cash of $18.4 million.

As described below, in order to provide enhanced information on corporate performance and to supplement GAAP disclosure, the Company has introduced a non-GAAP measure, product shipments. We intend to include this metric as a supplemental measure of business activity in a given period within its financial reports going forward, along with the required reconciliation to the most directly comparable GAAP financial measure.

Conference Call and Webcast Details

As previously announced, the Company will host a conference call today at 4:30 p.m. ET to discuss the results of the quarter, followed by a question and answer session for the investment community. A live webcast of the call can be accessed on the Marrone Bio Innovations investor relations website at investors.marronebio.com. To access the call, dial toll-free 888-364-3108 or 719-325-2323 (international). The participant passcode is 4656606.

To listen to a telephonic replay of the conference call, dial toll-free 877-870-5176 or 858-384-5517 (international) and enter passcode 4656606. The replay will be available beginning at 7:30 p.m. ET on May 12, 2016 and will last through 11:59 p.m. on May 19, 2016. The webcast will also be available for replay at investors.marronebio.com.

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, plus the incremental amount of deferred revenues accrued during the applicable period from product shipments. This calculation specifically excludes changes in deferred revenue related to license revenues, and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by MBI, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding our sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

The following table presents a reconciliation of product revenues, the most directly comparable GAAP financial measure, to product shipments for the periods indicated below:

	Three Months Ended
	March 31, 2016	March 31, 2015
Product revenues	$2,577	$1,774
Related party revenues(a)	—	199
Change in deferred product revenue(b)	1,309	199

Product shipments	$3,886	$2,172

(a)	Related party revenues only consist of product sales and are not related to license revenues.
(b)	Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees. For the three months ended March 31, 2016 and 2015, deferred license revenues decreased $92,000 and $83,000, respectively.

The use of product shipments has certain limitations. The Company’s presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (MBII) aims to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have four products for agriculture on the market (Regalia, Grandevo®, Venerate® and Majestene®), a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s operational objectives, including product launches, new partnership and distribution agreements, the Company’s proposed comprehensive seed treatment product with Groundwork BioAg, other additions to the Company’s intellectual property portfolio, the market for or potential benefits of the Company’s products or product candidates, funding for the Great Lakes Restoration Initiative, ongoing litigation and any future non-operating expenses. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including any difficulty in developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other third parties, and the impact of negative publicity and perceptions around the Company’s financial restatement. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	MARCH 31, 2016	DECEMBER 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,824	$19,838
Restricted cash, current portion	1,856	1,856
Accounts receivable	4,694	2,347
Inventories, net	8,560	9,064
Deferred cost of product revenues, including deferred cost of product revenues to related parties of $0 and $79 as of March 31, 2016 and December 31, 2015, respectively	2,232	1,596
Prepaid expenses and other current assets	930	1,211

Total current assets	28,096	35,912
Property, plant and equipment, net	19,077	18,445
Restricted cash, less current portion	16,560	16,560
Other assets	284	284

Total assets	$64,017	$71,201

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,604	$2,007
Accrued liabilities	4,634	5,689
Accrued interest due to related parties	804	1,175
Deferred revenue, current portion	4,396	2,919
Deferred revenue from related parties	—	168
Capital lease obligations, current portion	763	647
Debt, current portion	242	244

Total current liabilities	13,443	12,849
Deferred revenue, less current portion	1,929	2,021
Capital lease obligations, less current portion	694	18
Debt, less current portion	21,458	21,509
Debt due to related parties	35,799	35,512
Other liabilities	1,359	1,314

Total liabilities	74,682	73,223
Stockholders’ deficit:
Additional paid in capital	202,187	201,554
Accumulated deficit	(212,852)	(203,576)

Total stockholders’ deficit	(10,665)	(2,022)

Total liabilities and stockholders’ deficit	$64,017	$71,201

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2016	2015
Revenues:
Product	$2,577	$1,774
License	92	83
Related party	—	199

Total revenues	2,669	2,056
Cost of product revenues, including cost of product revenues to related parties of $0 and $82 for the three months ended March 31, 2016 and 2015, respectively	2,269	1,998

Gross profit	400	58
Operating Expenses:
Research, development and patent	2,322	3,422
Selling, general and administrative	5,530	7,887

Total operating expenses	7,852	11,309

Loss from operations	(7,452)	(11,251)
Other income (expense):
Interest income	15	9
Interest expense	(1,037)	(669)
Interest expense to related parties	(796)	—
Other income (expense), net	(6)	(3)

Total other expense, net	(1,824)	(663)

Loss before income taxes	(9,276)	(11,914)
Income taxes	—	—

Net loss	$(9,276)	$(11,914)

Basic and diluted net loss per common share	$(0.38)	$(0.49)

Weighted-average shares outstanding used in computing net loss per common share	24,569	24,465

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2016	2015
Cash flows from operating activities
Net loss	$(9,276)	$(11,914)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	594	833
Loss on disposal of equipment	5	4
Share-based compensation	617	1,090
Non-cash interest expense	329	133
Net changes in operating assets and liabilities:
Accounts receivable	(2,347)	(383)
Inventories	504	869
Prepaid Expenses and other assets	109	277
Deferred cost of product revenues	(636)	(142)
Accounts payable	583	(1,638)
Accrued and other liabilities	(1,040)	(605)
Accrued interest due to related parties	(371)	—
Deferred revenue	1,385	315
Deferred revenue from related parties	(168)	(199)

Net cash used in operating activities	(9,712)	(11,360)
Cash flows from investing activities
Purchases of property, plant and equipment	(49)	(1,030)
Proceeds from the sale of equipment	—	7

Net cash used in investing activities	(49)	(1,023)
Cash flows from financing activities
Repayment of debt	(65)	(97)
Repayment of capital leases	(204)	(492)
Exercise of stock options	16	—

Net cash provided by financing activities	(253)	(589)
Net decrease in cash and cash equivalents	(10,014)	(12,972)
Cash and cash equivalents, beginning of period	19,838	35,324

Cash and cash equivalents, end of period	$9,824	$22,352

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $0 and $4 for the three months ended March 31, 2016 and 2015, respectively	$1,882	$536

Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$14	$132

Equipment acquired under capital leases	$1,586	$—

Contacts

Investors

ICR

James Palczynski, +1-203-682-8229

ir@marronebio.com